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EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                            THREE MONTHS ENDED MARCH 31,
                                                            1997                    1996
                                                    ---------------------   --------------------
Weighted average common shares outstanding                    14,237,446             10,438,608
                                                    =====================   ====================

Weighted average common shares used in
  the computation of net loss per share                       14,237,446             10,438,608
                                                    =====================   ====================

Net loss                                             $            (6,336)    $           (4,519)
                                                    =====================   ====================

Net loss per share                                   $             (0.45)    $            (0.43)
                                                    =====================   ====================
